THE
MCCAMMON
GROUP

Reliability, Inc., et al. v. Vivos Holdings, LLC, et al.
McCammon Case Number: 00118912

ARBITRATOR'S OPINION AND SUPPLEMENTAL AWARD REGARDING PROPOSED CONCLUSIONS OF RECEIVER

ARBITRATOR'S OPINION

The instant matter comes before the undersigned Arbitrator as a result of the Proposed Conclusions of Receiver, dated June 13, 2025, ("Proposed Conclusions") in the case of Maslow Media Group, Inc., et al. v. Vivos Holdings, LLC, et al., The McCammon Group, Ltd., Case No. 00118912. The Proposed Conclusions were submitted to the Arbitrator pursuant to the Supplemental Award Appointing Rehabilitative Receiver dated October 10, 2023 ("Award Appointing Receiver"). The Award Appointing Receiver was based upon the parties' Agreement to Arbitrate dated on or about September 7, 2021, and the Amended and Supplemental Arbitration Award dated May 17, 2023 ("Amended Award"). The Amended Award and the Award Appointing Receiver were confirmed by the Circuit Court for Montgomery County, Maryland on December 29, 2023, and became final judgments on January 28, 2024. [1]

Claimants are Reliability, Inc. ("Reliability"), a Texas corporation, and its subsidiary, Maslow Media Group, Inc. ("Maslow"). The Respondents are Vivos Holdings, LLC ("Vivos"), Vivos Real Estate Holdings, LLC ("VREH"), Naveen Doki ("Naveen"), Silvija Valleru ("Valleru"), Suresh Doki ("Suresh"), Shirisha Janumpally ("Janumpally"), individually and as Trustee of Judos Trust ("Judos Trust"), Kalyan Pathuri ("Pathuri"), individually and as Trustee of Igly Trust ("Igly Trust"), and Federal Systems, LLC ("Federal"). Naveen, Valleru,

[1] The circuit court also confirmed the Supplemental Award of Attorneys' Fees and Expenses dated October 27, 2023 (collectively, the "Awards").

Janumpally, Judos Trust, Igly Trust, and their respective successors and assigns, are the majority shareholders of Reliability ("Majority Shareholders") and are liable under the Awards. They hold more than 75% of Reliability's issued and outstanding shares of stock. Pathuri and Federal own shares in Reliability, but are not liable under the Awards. Vivos, VREH, and Suresh do not own shares in Reliability. [2]

Both Claimants and Respondents filed objections to the Proposed Conclusions on August 6, 2025. They filed responses to their respective opponent's objections on September 5, 2025. Oral argument was conducted before the Arbitrator on October 24, 2025.

Relevant Background

On October 10, 2023, the Arbitrator rendered the Award Appointing Receiver, which is incorporated herein by reference. Cheryl E. Rose, Esq., was appointed the Rehabilitative Receiver ("Receiver") thereunder.

On June 13, 2025, Ms. Rose rendered the Proposed Conclusions, which are attached hereto as Exhibit A and incorporated herein by reference. In the Proposed Conclusions, Ms. Rose sets forth in detail the Receiver's actions (Paragraphs 12, 16-26), recommendations (Paragraphs 27-31), and the proposed Supplemental Order (Paragraphs 32-35.) As indicated, Claimants and Respondents have filed objections to the Proposed Conclusions. The Arbitrator will consider such objections seriatim, beginning Respondents.

Respondents' Objections

(A) Receiver's Alleged Conflict of Interest

The Award Appointing Receiver provides, in relevant part, as follows:

1. The primary function of the Receiver "is to collect the contract and fraud damages due to Reliability as determined in the [Amended] Award." (pg. 2).

[2] Vivos and VREH, however, are liable to Maslow under the Amended Award.

2. "In collecting the fraud damages provided in the [Amended] Award, the Receiver may seek to set off and/or recoup the stock in Reliability owned by any and all of the [Majority] Shareholders against the debt of each such corresponding [Majority] Shareholder." (pg. 4).
3. "In the discretion of the Receiver, the Receiver may acquire an updated valuation produced at trial by the Claimants and/or may hire her own valuation expert to determine the fair market value of the stock of the [Majority] Shareholders in Reliability, taking into consideration all appropriate discounts, enhancements, and generally accepted accounting principles." (pg. 4).

At the original arbitration hearing, Claimants introduced into evidence a business valuation of Reliability prepared by the McLean Group that estimated the fair market value of the common stock of Reliability as of March 11, 2022 at $0.00778 per share (Exhibit 27, pgs. 3 & 14). Respondents did not introduce into evidence any business valuation of Reliability.

In Paragraph 16 of the Proposed Conclusions, the Receiver states that she obtained from the McLean Group an updated business valuation of Reliability that estimated the fair market value of Reliability's common stock at $0.0074 per share as of December 31, 2023, and a further updated valuation as of December 31, 2024, at $0.0022 per share. The Receiver then said, "Because valuations can literally change on a daily basis, and without specific direction regarding a date for the valuation, the Receiver exercised her business judgment and determined that it was best to continue to use the $0.0074 valuation for the period near the entry of the Confirmation Order and upon which all of the calculations had already been made." Therefore, the Receiver deemed the value of the Majority Shareholders' stock in Reliability to be $0.0074 per share.

Respondents argue that "the Receiver's retention of Claimant's litigation expert the McLean Group to value Reliability created a conflict of interest." Respondents point to Section 3-224(b)(2) of the Maryland Uniform Arbitration Act, Md. Code Ann., Cts. & Jud. Proc. § § 3-201, et seq., under which a circuit court may vacate an arbitration award where "[t]here was evident partiality by an arbitrator appointed as a neutral, corruption in any arbitrator, or misconduct prejudicing the rights of any party." Respondents claim that the Receiver is an extension of the Arbitrator, who was selected by the parties as a neutral, and as the appointed representative of the

Arbitrator, was partial to one party. According to Respondents, the Receiver "used and relied on one party's paid litigation expert to value the key assets at issue, and based on that valuation, to recommend to the Arbitrator taking all of those assets from the other party."

Respondents also argue that the Receiver neither disclosed to Respondents her intention to retain the McLean Group, nor sought a waiver from Respondents before retaining the McLean Group. Respondents cite to the Receiver's time records that show two communications with Claimants' counsel regarding the retention of the McLean Group, but no similar communications with Respondents.

Finally, Respondents challenge the Receiver's reason for selecting the McLean Group, namely to save money because of the latter's familiarity with Reliability's assets. Respondents assert that, because the hiring of an independent valuation expert would have ensured fairness and impartiality in the process and avoid the catastrophic financial impact of an erroneous valuation, all at a marginal increased cost, the failure of the Receiver to make any contact with an independent valuation expert constitutes evident partiality in favor of Claimants.

The Arbitrator disagrees. First, Section 3-224(b)(2) of the Maryland Uniform Arbitration Act does not apply to the instant case. That section authorizes a "*court*" to vacate an award where "[t]here was evident partiality by an *arbitrator* appointed as a neutral." (Emphasis added.) The Receiver is not a neutral, nor is she an extension of the Arbitrator. In the Amended Award, the Arbitrator found that the Majority Shareholders breached the Merger Agreement, and as a result Reliability sustained both contract and fraud damages. The Circuit Court for Montgomery County reduced such damages to judgments in favor of Reliability and against the Majority Shareholders, which have become final. In the Award Appointing Receiver, the Arbitrator appointed the Receiver to collect the contract and fraud damages due to Reliability. In other words, the Receiver was appointed as a debt collector for Reliability and against the Majority Shareholders.

Second, even if Section 3-224(b)(2) did apply, the Receiver's actions did not create a conflict of interest, because her actions were expressly authorized by the Award Appointing Receiver. As stated above, the Receiver could seek to set off and/or recoup the stock in Reliability owned by the Majority Shareholders in order to collect the fraud damages, and in so doing acquire "an updated valuation produced at trial by the Claimants." The Receiver did exactly that. The Receiver was not required to hire an "independent" valuation expert, nor was there any obligation

on her part to "verify the accuracy and reliability of the McLean Group's conclusions." Indeed, the Receiver did not have to provide any justification for securing an updated valuation from the McLean Group.

Finally, there was no requirement for the Receiver to obtain a waiver from Respondents to retain the McLean Group for an updated valuation. To require the Receiver to obtain a waiver in order to do that which the Award Appointing Receiver expressly authorized her to do would have the effect of granting to the Majority Shareholders the unilateral power to void a provision of the Award Appointing Receiver, which had become a final judgment. There is no legal authority for such a collateral attack on a final judgment.

(B) Receiver's Alleged Bias

Respondents argue that the Receiver's actions evinced bias in favor of Claimants because she "failed to exercise her own business judgment and instead adopted Claimants' positions, even when those positions did not benefit Reliability." Respondents again point to the Receiver's failure to hire an independent valuation expert or to consult with an independent expert to "pressure test and verify Claimants' litigation expert's valuation."

Respondents also assert that the Receiver disproportionately communicated with Claimants' counsel, citing to the Receiver's time records that reveal contact with Claimants' counsel 65 times, 23 of which were by phone. According to Respondents, the Receiver even afforded Claimants' counsel the opportunity to review and comment on a draft of the Proposed Conclusions. Finally, Respondents claim that the Receiver did not exercise her own business judgment because she failed to explain how her departure from the applicable law governing the valuation of public companies or her failure to hire an independent valuation expert constituted exercise of business judgment.

The Arbitrator is not persuaded that the Receiver's actions showed bias or a lack of exercise of her business judgement. As noted above, the Award Appointing Receiver expressly authorized the Receiver to set off and/or recoup the stock in Reliability owned by any and all of the Majority Shareholders against the debt of each such Majority Shareholder, and to accomplish that task by, in the Receiver's discretion, acquiring an updated valuation of the McLean Group's valuation produced at trial *or* hiring her own valuation expert to determine the fair market value

of the Majority Shareholders' stock in Reliability. Such express authority and grant of discretion to the Receiver necessarily implies that the Receiver's exercise of that authority and discretion does not constitute bias or lack of business judgment. Stated otherwise, allowing Respondents to challenge the actions of the Receiver that are expressly authorized or granted by the Award Appointing Receiver constitutes, in the Arbitrator's view, an unlawful collateral attack on a final judgment.

Nor does the communications between the Receiver and Claimants' counsel provide evidence of bias on the part of the Receiver. Respondents overlook the Receiver's obligation under the Award Appointing Receiver, "to the extent determined in her best judgment to manage, protect, preserve Reliability… and to pursue collection on any obligations owed by the [Majority] Shareholders to Reliability." To discharge of that obligation, as set forth in Paragraphs 16-26 of the Proposed Conclusions, the Receiver contacted both Claimants' and Respondents' counsel. Additional communications between the Receiver and Claimants' counsel involved, among other things, the identity of Respondents' counsel, the payment of the fees of the Receiver and her counsel when Respondents failed to pay such fees, and the source of funds for the cost of the updated valuation. Those additional communications do not show anything other than the Receiver's faithful discharge of her duties under the Award Appointing Receiver. Therefore, the Arbitrator concludes that the Receiver always acted under the Award Appointing Receiver in a highly professional and competent manner, without any bias whatsoever.

(C) McLean Group's Valuation of Reliability's Stock

Respondents object to the Proposed Conclusions setting the fair market value of Reliability's stock at $0.0074 per share as of December 31, 2023. Respondents base their objections on four arguments: (1) the law recognizes that a security's publicly traded price is the best indicator of its fair market value; (2) The McLean Group's valuation is fundamentally flawed and unreliable under accepted valuation principles; (3) The Receiver ignores the parties' Merger Agreement, which confirms the preference for valuing Reliability based on publicly traded prices; and (4) the Receiver's valuation of Reliability is incongruously low and would grant Claimants an unfair windfall.

The Arbitrator need not discuss in depth the above arguments, because Respondents do not challenge the McLean Group's determination of the fair market value of Reliability's stock

as of December 31, 2023, as “an updated valuation produced at trial by the Claimants.” Specifically, Respondents do not claim (1) that the McLean Group did not use the same methodology in updating the value of Reliability’s stock that it used in the original valuation, namely, the capitalized cash flow method; or (2) that the McLean Group did not use the relevant financial data and other information for the assumptions that are applied in the capitalized cash flow method (*See* Exhibit 27, pg. 56; McLean Group updated valuation, pg. 34). Instead, Respondents attack the methodology and assumptions underlying the McLean Group’s original valuation and, by extension, the updated valuation.

In the Arbitrator’s view, the express approval, in the Award Appointing Receiver, of the Receiver’s use of the McLean Group’s updated valuation to set off and/or recoup the stock in Reliability owned by the Majority Shareholders against their respective debts necessarily includes the approval of the methodology and assumptions employed by the McLean Group in the original valuation “ provided at trial by the Claimants.” As a result, such approval became part of a final judgment when the Award Appointing Receiver was confirmed by the circuit court. Therefore, the Arbitrator concludes that Respondents’ arguments against the Proposed Conclusions setting forth the fair market value of Reliability’s stock in accordance with the “updated valuation produced at trial by Claimants” constitutes an unlawful collateral attack on a final judgment.

Nevertheless, at oral argument Respondents focused on the following sentence in the Award Appointing Receiver:

> In the discretion of the Receiver, the Receiver may acquire an updated valuation produced at trial by the Claimants and/or may hire her own valuation expert to determine the fair market value of the stock of the [Majority] Shareholders in Reliability, taking into consideration all appropriate discounts, enhancements and generally accepted accounting principles. (pg. 4).

Respondents assert that the clause beginning with “taking into consideration” applies to both the updated valuation and the determination of the fair market value by the Receiver’s “own valuation expert,” and because, according to Respondents, the updated valuation does not “tak[e] into consideration all appropriate discounts, enhancements and generally accepted accounting principles,” such valuation is not valid.

The Arbitrator disagrees. As stated above, the approval of the Receiver's use of an updated valuation necessarily includes approval of the original valuation's methodology and assumptions. Such approval of the original valuation would also include consideration of "all appropriate discounts, enhancements and generally accepted accounting principles." Otherwise, the approval would be meaningless. In addition, the McLean Group's original valuation was introduced into evidence at the arbitration hearing through the testimony of Scott Sievers, CPA, who was subject to cross-examination by Respondents' counsel; the Arbitrator then approved such valuation in the Award Appointing Receiver; and the circuit court confirmed the award. The determination of fair market value by the Receiver's own valuation expert, however, would not be subject to the same rigorous examination, approval by the Arbitrator, or confirmation by the court. It follows that to ensure the reliability and accuracy of a new valuation by a different expert, that valuation needs to "tak[e] into consideration all appropriate discounts, enhancements and generally accepted accounting principles."

Respondents also argue that the parties' Merger Agreement confirms a preference for valuing Reliability's stock based on publicly traded prices. Respondents point to the definition of "Reliability Common Stock Value ("RCSV")" in the Merger Agreement (Section 1.01(h)), which explicitly refers to Reliability's publicly traded share price. Respondents, however, overlook the fact that the RCSV is utilized only in connection with the stock of Reliability that is used to satisfy the indemnity obligations of the Majority Shareholders, identified as "contract damages" in the Amended Award. The RCSV is not used, or even referred to, in the part of the Merger Agreement providing for "fraud damages." (Section 9.09). If there is any doubt about the use of the publicly traded share price, the Award Appointing Receiver expressly provides for the Receiver to use the updated valuation by the McLean Group "[i]n collecting *the fraud damages* provided in the Award." (Emphasis added).

Finally, Respondents claim that the Receiver's proposed valuation of Reliability's stock at $0.0074 per share, which reflects a more than 86% discount to the actual, publicly traded value of those shares, is incongruously low and would grant Claimants an unfair windfall. What Respondents do not mention is that the original valuation of Reliability's stock, entered into evidence at the arbitration hearing, was $0.00778 per share, only $0.00038 per share higher than the December 31, 2023 updated value of $0.0074 per share. Stated otherwise, the per share value

of Reliability's stock remained virtually unchanged from the original valuation of March 11, 2022, to the updated valuation of December 31, 2023.

For the above reasons, the Arbitrator will overrule Respondents' objections to the Proposed Conclusions.

Claimants' Objections

(A) Value of Reliability's Stock

Claimants acknowledge that the McLean Group prepared an updated valuation that estimated the fair market value of Reliability's stock at $0.0074 per share as of December 31, 2023. Claimants, however, point to a subsequent updated valuation that estimated the fair market value of Reliability's stock at $0.0022 as of December 31, 2024. Claimants argue that, because the Receiver did not set forth a reason not to use the later updated valuation, her application of the $0.0074 per share value was arbitrary. Claimants urge the Arbitrator to apply the $0.0022 per share stock value as recommended by the McLean Group's latest updated valuation.

The Arbitrator is not persuaded. In the Proposed Conclusions, the Receiver explains why she accepted the $0.0074 per share value for the Majority Shareholders' stock in Reliability, as follows:

> Because valuations can literally change on a daily basis, and without specific direction regarding a date for the valuation, the Receiver exercised her business judgment and determined that it was best to continue to use the $0.0074 valuation for the period near the entry of the Confirmation Order and upon which all of the calculations had already been made. As a result, for purposes of this Proposed Conclusion of Receiver, the valuation of the Majority Shareholders stock in Reliability is deemed to be $0.0074.

The Receiver is correct that the Award Appointing Receiver does not specify a date upon which the value of the Majority Shareholders' stock in Reliability is to be determined. She is also correct in observing that the value of Reliability's stock can change on a daily basis. The Receiver stated that in the exercise of her business judgment, she chose the $0.0074 valuation because it was near to the time that the circuit court confirmed the Awards. The confirmation of the Awards by the circuit court meant that the Majority Shareholders' debts and liabilities for contract and fraud damages were reduced to judgments against them, and thus subject to

collection by the Receiver. Also, as stated above, the $0.0074 per share valuation was almost identical to the valuation adduced at the arbitration hearing, which valuation was over 21 months earlier. In the Arbitrator's view, the time of the confirmation of the Awards, along with the consistency of value over an extended period of time, give the Receiver's selection of the $0.0074 valuation a rational, not arbitrary, basis. Accordingly, the Receiver's determination of the value of the Majority Shareholders' stock in Reliability as $0.0074 per share was a proper exercise of the Receiver's business judgment, and will be upheld.

(B) Clarification of Constructive Trust

In Paragraph 30 of the Proposed Conclusions, the Receiver recommends that the Reliability stock owned by Pathuri and Federal continue to be held in a constructive trust until Claimants have the opportunity to liquidate such shares and apply the proceeds to reduce the Awards. Claimants state that in order to pursue the Reliability stock owned by Pathuri and Federal, Claimants will seek the assistance of a court of competent jurisdiction, probably in the Commonwealth of Virginia, and will need guidance from the Arbitrator on the terms of the constructive trust. Consequently, Claimants request an expansion of the language proposed by the Receiver for such purpose. The Arbitrator agrees and will adopt the language proposed by Claimants, as modified for clarity.

(C) Instructions to Transfer Agent

Claimants assert that the Receiver's proposed order does not provide sufficient instructions to the stock transfer agent. The Arbitrator agrees and will adopt Claimants' language regarding the same.

For the above reasons, the Arbitrator will sustain in part, and overrule in part, Claimants' objections to the Proposed Conclusions.

SUPPLEMENTAL AWARD REGARDING PROPOSED CONCLUSIONS OF RECEIVER

Upon consideration of the Proposed Conclusions of Receiver dated June 13, 2025 ("Proposed Conclusions"), and having provided the parties an opportunity to submit written objections and present oral argument on the Proposed Conclusions, the Arbitrator hereby adopts and incorporates herein the Proposed Conclusions (**Exhibit A** hereto) in full, except as modified herein, and makes this Supplemental Award Regarding Proposed Conclusions of Receiver in favor of Claimants, Reliability, Inc. ("Reliability") and Maslow Media Group, Inc. ("Maslow"), consistent with the Proposed Conclusions and the Arbitrator's Opinion, and:

1. Directs Reliability's stock transfer agent, Equiniti Shareholder Services ("EQ"), or its successors, to promptly transfer to Reliability 227, 465, 756 shares of Reliability stock from those Respondents[1] identified below and to do so within a reasonable time of receiving a copy of this Award, as follows:

Shareholder	Stock Identifier	Number of Shares	Transferee of Shares
Naveen Doki	6100135467	10,138,882	Reliability, Inc.
Silvija Valleru	6100135468	4,972,644	Reliability, Inc.
Shirisha Janumpally individually	6100135454	10,330,908	Reliability, Inc.
Judos Trust c/o Shirisha Janumpally, Trustee	6100135469	161,503,122	Reliability, Inc.
Igly Trust	6100135470	40,520,200	Reliability, Inc.
Total		227,465,756	

[1] Capitalized terms herein shall have the same meaning as the same terms in the Proposed Conclusions unless otherwise defined herein.

2. Directs that Reliability shall continue to hold the shares of Reliability stock owned by Federal Systems, Inc. ("Federal") and Kalyan Pathuri ("Pathuri'), individually, in constructive trust. Reliabiltiy and Maslow must seek within sixty (60) days of the date of this supplemental award to attach the interests, if any, of Shirisha Janumpally ("Janumpally") in Federal and to liquidate or retire into treasury the Reliability stock (previously Maslow stock) held by Pathuri and Federal under applicable law, which will reduce the Deficiency Balance owed by the Majority Shareholders to Reliability and Maslow. Federal and Pathuri shall not have the right to exercise the rights of a stockholder in Reliability's shares pursuant to the Supplemental Award Appointing Receiver while their respective shares in Reliability's stock is held in constructive trust until a court of competent jurisdiction determines that (i) Janumpally has a controlling ownership interest in Federal; and/or (ii) Maslow has the right under state law to recover and/or liquidate Federal or Pathuri's stock in Reliability that was pledged to Maslow by contract. If a court of competent jurisdiction determines that Janumpally has a controlling ownership interest in Federal, then Reliability may recoup the Federal stock in Reliability against the Deficiency Balance owed by such owner of Federal, and the stock will be released from the constructive trust. If a court of competent jurisdiction determines that Maslow is entitled to recover and/or liquidate Federal or Pathuri's stock in Reliability because the pledge to Maslow, Maslow may do so and the shares will be released from the constructive trust. If Maslow is not entitled under law to recoup Federal or Pathuri's stock in Reliability,and Federal's stock is not otherwise recouped by Reliability, such stock in Reliability will be released from the constructive trust.

3. Authorizes Claimants to seek to enroll this updated Award in the Circuit Court for Montgomery County, Maryland.

4. Authorizes Claimants to seek an Award of additional legal fees, receivership fees, costs and expenses against the Respondents for such amounts Claimants have incurred since the entry of the Supplemental Award of Attorneys' Fees and Expenses on October 27, 2023, and to seek additional awards to collect additional amounts incurred in Claimants' continuing attempt to collect the Deficiency Balance.

5. Authorizes Reliability (without the involvement or authorization of the Receiver) to take such further legal actions it deems necessary to collect the Deficiency Balance against those

Respondents who the Arbitrator found liable for monetary damages to Claimants,[2] and nothing herein prevents Claimants from pursuing causes of action against Respondents Pathuri and Federal that were not included within prior Awards in this Arbitration.

December 26, 2025
Date

Patrick L. Woodward, Arbitrator

CERTIFICATE

I certify that a copy of the Arbitrator's Opinion and Supplemental Award Regarding Proposed Conclusions of Receiver was forwarded to counsel via email, this 26th day of December, 2025.

December 26, 2025
Date

Patrick L. Woodward, Arbitrator

[2] The Supplemental Award Appointing Rehabilitative Receiver states. "Notwithstanding the foregoing, nothing in the Award or this Supplemental Award shall be deemed to preclude Maslow from taking all reasonable steps it deems necessary in order to collect amounts awarded to Maslow in the Award." Award, p. 5.

EXHIBIT A

June 13, 2025

PROPOSED CONCLUSIONS OF RECEIVER

On October 10, 2023, Patrick L. Woodward (the "Arbitrator") entered a Supplemental Award Appointing Rehabilitative Receiver ("Supplemental Award Appointing Receiver") in the proceeding of Maslow Media Group, Inc., et al. v. Vivos Holdings, LLC, et al., the McCammon Group, Ltd., Case. No. 2021-001391. The Supplemental Award Appointing Receiver was based upon the parties' Agreement to Arbitrate and the Amended and Supplemental Arbitration Award dated May 17, 2023 ("Amended Award"), which were incorporated by reference into the Supplemental Award Appointing Receiver. The Receiver has taken into consideration the Initial Award (defined below), the Amended Award, the Supplemental Award Appointing Receiver, and the Attorney's Fee Award (defined below) when preparing these "Proposed Conclusions of Receiver."

Relevant Background

1. On or about September 7, 2021, the Respondents consisting of Vivos Holdings, LLC ("VHI"), Naveen Doki ("Doki"), Silvija Valleru ("Valleru") Shirisha Janumpally, the wife of Dr. Doki ("Janumpally"), Kalyan Pathuri, the husband of Mrs. Valleru ("Pathuri"), the Igly Trust ("Igly"), the Judos Trust ("Judos"), Federal Systems, LLC ("Federal"), Vivos Real Estate Holdings, LLC ("VREH") and Vivos Holdings, LLC ("Vivos") (the "Respondents"), on the one hand, and Reliability, Inc. ("Reliability"), a Texas corporation, and its subsidiary, Maslow Media Group, Inc. ("Maslow") (together, Reliability and Maslow are the "Claimants"), Nicholas Tsahalis, Mark Speck, Jeffrey Eberwein and Lone Star Value Management, LLC who were related to the Claimants, on the other hand, entered an "Agreement to Arbitrate" which granted the Arbitrator jurisdiction over the parties' disputes then pending in Maryland, Texas and New York.

2. Doki, Valleru, Janumpally, Judos, Igly, and their respective successors and assigns, are the majority shareholders of Reliability (referred to herein as "Majority Shareholders")[1] under the Awards and hold more than 75% of Reliability's issued and outstanding shares.

3. On August 31, 2022, the Arbitrator entered the "Initial Award" in favor of the Claimants for compensatory damages based on, among other reasons, fraud.

4. On May 17, 2023, the Arbitrator entered the Amended Award. The Amended Award provided the following relief:

A. An award in favor of Maslow and against Vivos under Note I in the amount of $3,458,377, with interest thereon from June 30, 2022, at the rate of 4.5% per year.

B. An award in favor of Maslow and against VREH under Note II in the amount of $835,156, with interest thereon from June 30, 2022, at the rate of 5.5% per year.

[1] Not all Respondents were Majority Shareholders since Vivos and VREH do not own stock of Reliability and Pathuri, individually, and Federal were not found liable under the Awards.

C. An award in favor of Maslow and against Vivos under Note III in the amount of $800,448, with interest thereon from June 30, 2022, at the rate of 2.5% per year, plus collection costs, including reasonable attorneys' fees, incurred in the effort to collect Note III.

D. An award in favor of Maslow and against Doki under the Personal Guaranty ("Guaranty") in the amount of $2,309,449, plus interest thereon at the rate of 6% per year from August 31, 2022. The obligation of Doki under this award is joint and several with the obligation of Vivos.

E. An award in favor of Reliability, Inc. and against Doki, Valleru, Janumpally, individually and as Trustee of Judos, and Pathuri, as Trustee of Igly, jointly and severally, for contract damages of $1,000,000 ("Contract Damages"), to be satisfied by the transfer of their shares of Reliability common stock to Reliability equal in value to $1,000,000, valued as of August 31, 2022, in accordance with the provisions of Section 9.06(d) of the Merger Agreement.

F. An award in favor of Reliability and against Doki, Valleru, Janumpally, individually and as Trustee of Judos, and Pathuri, as Trustee of Igly, jointly and severally, for fraud damages in the amount $4,327,127 (Note I, which includes the Guaranty of $3,484,315, plus Note II – $842,812), plus interest thereon at the rate of 6% per year from August 31, 2022, together with any out-of-pocket fees and expenses, including attorneys' and accountants' fees.

G. Because the loss sustained by Reliability in fraud damages (Paragraph F above) is the same as the loss sustained by Reliability's wholly-owned subsidiary, Maslow, in the nonpayment of Notes I, II, and the Guaranty, there can be only one recovery. In other words, a payment on one obligation will discharge the other. The only additional amounts due to Reliability are (1) the difference in interest rates on Note I: 1 1/2% (6%-4.5%) (to the extent not paid under the Guaranty, which carries a 6% interest rate) and Note II: 1/2% (6%-5.5%); and (2) the out-of-pocket fees and expenses, including attorneys' and accountants' fees, incurred in obtaining the award of fraud damages.

5. The Respondents and Reliability's Board of Directors were unable to break a deadlock in management.

6. On October 10, 2023, the Arbitrator entered the Supplemental Award Appointing Receiver.

7. The Arbitrator appointed Cheryl E. Rose, as a rehabilitative receiver ("Receiver") to break the deadlock in the management of Reliability and for other purposes based on a court of equity's power to appoint a receiver under the circumstances to conserve the property and business of Reliability and avoid damage to interested parties since, among other things, the Arbitrator determined that all other available legal and equitable remedies, are inadequate.

8. The primary function of the Receiver is to collect the contract and fraud damages due to Reliability as determined in the Award, including interest, fees, and expenses as provided in the Award and the costs, expenses, and fees as set forth herein. Upon completion of that function, the receivership shall terminate. Supplemental Award Appointing Receiver, P. 2.

Similarly, the Supplemental Award Appointing Receiver states that "The Receiver is appointed in order to collect the Award." Supplemental Award Appointing Receiver, P. 3. The Receiver interprets the cited language as a direction to collect all sums owed by the Majority Shareholders and the Respondents who are liable under the Awards. Similarly, the Supplemental Award Appointing Receiver at p. 4 states that "When the Receiver has collected such amounts due Reliability as specified in the Award, and further provided hereunder, the receivership shall terminate, and the limitations on the voting rights of the affected shareholders shall be lifted."

9. The Supplement Award Appointing Receiver specifically states that the Receiver's actions should preserve Reliability. "The Receiver shall undertake the duties of a receiver under the applicable laws of the State of Maryland and, to the extent determined in her best business judgment, to manage, protect, preserve Reliability, to setoff and/or recoup the stock of the Agreement Shareholders [defined in footnote 2 of the Supplemental Award] in Reliability that the Receiver deems advisable, and to pursue collection on any obligations owed by the Agreement Shareholders to Reliability." See p. 5 of the Supplemental Award Appointing Rehabilitative Receiver. However, if the shares of Reliability owned by the Majority Shareholders were sold all at once, such sale, would have detrimental effect on the value of Reliability. In fact, restrictions on the sale of the stock may prevent their immediate sale.

10. The Supplemental Award Appointing Receiver provides on page 4 that the Receiver may setoff and/or recoup the stock in Reliability owned by any and all of the Majority Shareholders against the debt of each such corresponding Agreement Shareholder and/or accepting any other assets in cash or cash equivalent that is acceptable to the Receiver for fair market value taking into consideration all applicable discounts and generally accepted accounting principles, and in a manner that will not harm Reliability and, if possible, in a manner that will benefit Reliability.

11. Subsections (k) and (m) of the Supplemental Award Appointing Receiver state that: "(k) [i]n furtherance of the purposes set forth herein, do any acts which the Receiver deems appropriate or desirable to protect the assets and operations of Reliability and use such measures, legal or equitable, the Receiver may deem appropriate or desirable to implement and effectuate the provisions hereof; ..." and "(m) [t]ake any and all actions to allow management and the Board to operate the company in the ordinary course of business of Reliability and to comply and follow best practices; . . ." See pp. 7 and 8 of the Supplemental Award Appointing Receiver.

12. The Arbitrator placed the shares of Reliability stock held by the Majority Shareholders in a constructive trust until the Receiver collected all amounts due Reliability as specified in the Award. See pp. 3 and 4 of the Supplemental Award Appointing Receiver.

13. On October 27, 2023, the Arbitrator entered the Supplemental Award of Attorneys' Fees and Expenses (the "Attorneys' Fee Award") of $1,209,088. (Together, the Initial Award, the Amended Award, the Supplemental Award Appointing Receiver and the Attorney's Fee Award are referred to in the aggregate as the "Awards").

14. On December 29, 2023, the Circuit Court entered Judgment on the Amended Award and the Attorney's Fees Award, entitling the Claimants to 10% interest as a matter of law from the date of enrollment.[2]

15. The Awards state that actions of certain of the Majority Shareholders were illegal, oppressive and fraudulent and that Reliability's property was being wasted. See Paragraph C of the Supplemental Award dated October 10, 2023.

Receiver's Actions and Proposed Order

16. The Supplemental Award Appointing Receiver enabled the Receiver to acquire an updated valuation produced at trial by the Claimants and/or hire her own valuation expert to determine the fair market value of the stock of Reliability held by the Majority Shareholders, taking into consideration all appropriate discounts, enhancements and generally accepted accounting principles. On April 16, 2024, the McLean Group prepared a valuation reflecting that the estimated fair market value of Reliability's common stock owned by the Majority Shareholders was $0.0074 per share as of December 31, 2023, when applying the appropriate discounts, enhancements and generally accepted accounting principles. Thereafter, on May 14, 2025, the McLean Group prepared an updated valuation of the Majority Shareholders stock in Reliability called the "Reliability, Inc. Business Valuation" ("Updated Valuation"). See Exhibit 1. The Updated Valuation reflected that the estimated fair market value of Reliability's common stock owned by the Majority Shareholders was $0.0022 per share as of December 31, 2024, when applying the appropriate discounts, enhancements and generally accepted accounting principles. For trading purposes, on December 29, 2023, Reliability's stock had a closing value of $.0550 but that value has varied since that time from three ($.0300) cents per share to ten ($.1000) cents per share. See Exhibit 2, Yahoo Finance Historical Stock prices. Prior to receiving the Updated Valuation, the Receiver had obtained calculations of amounts due based upon the $0.0074 valuation as of December 31, 2023. The $0.0074 valuation was based upon a period that was shortly after the Circuit Court entered its Order Confirming October 10, 2023 Arbitration Award (the "Confirmation Order"). Because valuations can literally change on a daily basis, and without specific direction regarding a date for the valuation, the Receiver exercised her business judgment and determined that it was best to continue to use the $0.0074 valuation for the period near the entry of the Confirmation Order and upon which all of the calculations had already been made. As a result, for purposes of this Proposed Conclusion of Receiver, the valuation of the Majority Shareholders stock in Reliability is deemed to be $0.0074.

17. After her appointment, the Receiver communicated with counsel for the Respondents a number of times about satisfying the Awards.

18. In April of 2024, the Majority Shareholders, through counsel, proposed to satisfy the Awards by paying $952,000 in cash to the Claimants and to relinquish shares of Reliability

[2] For the sake of simplicity, interest is calculated at 10% after enrollment from January 1, 2024.

common stock equal in value to $1,000,000 (the "Shares") at the time of the Initial Award[3] in complete satisfaction of the Respondents' liability to the Claimants (the "Proposal").

19. The Receiver rejected the Proposal and, thereafter, communicated with Counsel for the Respondents in an attempt to have Respondents submit an offer capable of performance that would reasonably satisfy the requirements of the Awards. After several months of effort, the Receiver concluded that the Respondents were not going to improve the terms of the Proposal.

20. The Receiver concluded that: (a) the Proposal had undesirable implications to Reliability particularly with respect to selling the stock in the open market over a lengthy period of time and after restrictions on transferability expired was less desirable than Reliability recovering treasury stock; (b) the Respondents could not adequately explain why the Proposal satisfied the requirements of the Awards; and (c) the monetary value of the Proposal was not a reasonable amount to satisfy the Awards and, as such, the Receiver would not be properly performing her duties if she accepted the Proposal.

21. On June 10, 2024, the Receiver received the "Claimant's Proposal," which focused on the shares of Reliability held by the Majority Shareholders and the Valuation. The Claimants requested that the Receiver: (i) calculate the amount of the Awards; (ii) conclude that Reliability may recoup the Majority Shareholders' shares worth $1 Million ("Shares") to satisfy a portion of the Awards[4]; (iii) recoup all remaining stock of the Majority Shareholders to reduce the Awards; (iv) calculate the amount of a credit that the Respondents will receive by recoupment of the Majority Shareholders' stock (including the Shares); and (v) calculate the amount of the deficiency balance owed by the Respondents to the Claimants. The Respondents requested that the deficiency balance should be supplemented to include interest at ten (10%), continuing legal fees and the costs of this Receivership as collection costs.

22. As of February 28, 2025, the Respondents owed $8,279,627 to Reliability (and a slightly lesser amount to Maslow) (See Exhibit 3) under the Awards for the amount of the Acquisition Loan to Vivos, LLC (Note I) plus interest, the Personal Guarantees, the Arbitration Fees, the Intercompany Loan by VREH to Maslow (Note II), the Tax Note (Note III), the fraud award, and the Attorneys' Fee Award plus applicable interest. (See calculations on Exhibit 3). The Majority Shareholders are liable to Reliability (and a lesser amount to Maslow) in the amount of $7,355,765 as of February 28, 2025. See Exhibit 3.

23. On September 11, 2024, VREH delivered a payment of $91,144.22 from the proceeds of its bankruptcy estate in the case pending before the United States Bankruptcy Court for the District of Maryland (Greenbelt Division), Case No. 22-14207, which payment of $91,144[5] cleared on September 19, 2024, and was credited to Note II.

[3] The Claimants have conveyed their understanding that the value of the common stock owned by the Majority Shareholders at the time of the Initial Award would include discounting in the manner calculated in the Updated Valuation, but the Arbitrator required counter stock values from the date of the Initial Award be applied.
[4]See Award Section, of the Amended Award, p. 5 on pp. 55 and 56.
[5] Numbers on Exhibit 3 have been rounded for ease of calculation and reference.

24. The Majority Shareholders own the following shares of Reliability common stock[6]:

Transferor Shareholder	Stock Identifier	Number of Shares	Recoupments/ Transferee	% of Majority
Naveen Doki	6100135467	10,138,882	Reliability, Inc.	.04003
Silvija Valleru	6100135468	4,972,644	Reliability, Inc.	.01963
Shirisha Janumpally individually	6100135454	10,330,908	Reliability, Inc.	.04079
Judos Trust c/o Shirisha Janumpally, Trustee	6100135469	161,503,122	Reliability, Inc.	.63762
Igly Trust	6100135470	40,520,200	Reliability, Inc.	.15997
Total		227,465,756		.89804[7]

25. First, Reliability may recoup shares of Reliability worth $1 Million owned by Doki, Valleru, Janumpally, Judos, Igly and their respective successors and assigns, to satisfy the Contract Damages, which will reduce the current indebtedness owed by the Majority Shareholders under the Awards of $7,355,766 to $6,355,766. See Exhibit 3. The Receiver calculates that 20,000,000 shares of Reliability common stock is equivalent to $1,000,000 by applying the Valuation price per share of $0.05 on the August 31, 2022, the date of the Initial Award, as directed in the Initial Award and as restated in Paragraph 5 of the Award Section of the Supplemental Award. This will reduce the Majority Shareholders' shares of stock in Reliability from 227,465,756 to 207,465,756 shares.

26. Second, Reliability may recoup the remaining 207,465,756 shares of Reliability common stock owned by the Shareholders identified above (which excludes Pathuri and Federal Systems) at the determined valuation price per share of $.0074. This will reduce the damages owed by the Majority Shareholders by $1,535,247.[8] These funds may be applied to satisfy the attorneys' fees and interest awarded to date as well as a portion of Note 2.[9]

---

[6] The shares owned by Kalyan Pathuri, individually, have been excluded since he is not directly liable for damages under the Awards. Pathuri's stock is identified as: Stock identifier 6100135456; 5,164,638 shares of Reliability, Inc.; % of ownership is .02039. The shares owned by Federal Systems, LLC have been excluded since it is not directly liable for damages under the Awards. Federal Systems stock is identified as: stock identifier 6100135455; 20,661,816 shares of Reliability, Inc.; % of ownership .08157.

[7] .10196 is owned by Federal and Pathuri, individually. See fn. 6. With these additional shares, the full 100% ownership interest is included.

[8] 207,465,756 shares of Reliability common stock owned by the Majority Shareholders x $.0074 = $1,535,247.

[9] $1,535,247 - $1,350,204 (all of the attorneys' fees and interest) - $185,043 of the balance of Note II, leaving a balance owed under Note II of $725,279 ($910,322 - $185,043), which consists of all principal, plus accrued interest not recouped.

27. The Receiver recommends that the Arbitrator find that the balance owed by the Majority Shareholders, jointly and severally, under the Awards after recoupment of their Reliability shares is $4,820,519 ("Deficiency Balance"), consisting of the fraudulent damages owed under Note I ($4,095,240) and a remaining balance owed under Note II of $725,279. Doki's guaranty remains enforceable and this obligation is joint and several with Vivos under Note I.

28. The Receiver further recommends that the Arbitrator find that, as of February 28, 2025, the date of the most recent calculation:

A. The Majority Shareholders remain liable, jointly and severally, for $4,095,240 under Note I, a remaining balance owed under Note II of $725,279 and attorneys' fees that may be granted for time incurred by Counsel for the Claimants after the time period covered in the Attorney's Fee Award for a total deficiency balance owed in the amount of $4,820,519;

B. VREH remains liable for the remaining balance owed under Note II of $725,279;

C. Vivos remains liable to Maslow for the sum of $923,861 under Note III plus Interest as well as jointly liable under the Guaranty; and

D. Doki remain liable under the Guaranty for $2,763,113, but because the loss sustained by Reliability in fraud damages (Award F) is the same as the loss sustained by Maslow in the nonpayment of Notes I, II, and the Guaranty, there can be only one recovery. In other words, a payment on one obligation will discharge the other.

29. The Receiver recommends that the Arbitrator authorize Reliability to recoup the Majority Shareholders' stock in Reliability as follows:

Transferor Shareholder	No. of Shares	Applied to Damages for	Shares Remaining
Doki	10,138,882	Note I (Guaranty)	0
Valleru	4,972,644	Note I (fraud)	0
Janumpally	10,330,908	Note I (fraud)	0
Judos	161,503,122	Note I (fraud)	0
Igly	40,520,200	Note I (fraud)	0

30. The Claimants asserted to the Receiver that Janumpally is the owner of Federal. Thus, Reliability may attach her ownership of Federal Systems' stock, which will reduce her individual liability upon liquidation thereof. Moreover, both Federal and Pathuri pledged their shares of Maslow stock and prior to the reverse merger pursuant to a Stock Liquidation Agreement dated October 28, 2019 (as well as Doki, Valleru and Janumpally) ("Pledging Shareholders") pursuant to the Stock Liquidation Agreement in Maslow "or its successors or assigns" (namely,

Reliability) as collateral for repayment of $1,025,000 of debts to Advantage Capital Funding and Argus Capital Funding, LLC ("Creditors"). Maslow was forced to guaranty the debt to the Creditors, but the Pledging Shareholders agreed that their Shares would serve as collateral for Maslow if the Pledging Shareholders did not repay the Creditors. The Pledging Shareholders defaulted in their settlement agreement with the Creditors. The Arbitrator found that the Pledging Shareholders defaulted in the repayment. The Maslow shares became the Reliability stock identified. The Supplemental Award Appointing Receiver stated that "the primary function of the Receiver is to collect the contract and fraud damages due to Reliability as determined in the Award, including interest, fees, and expenses as provided in the Award and the costs, expenses, and fees as set forth herein." For these reasons, the Receiver recommends that the Reliability stock owned by Pathuri and Federal Systems continue to be held in a constructive trust until the Claimants or the Receiver have an opportunity to liquidate such shares and apply the proceeds to reduce the Awards.

31. By recouping much of the issued and outstanding stock of the Respondents, Reliability will realize significant non-economic value by reducing the Respondents' involvement, management and litigation with the Claimants. Furthermore, as noted above, Reliability and/or Maslow may be able to attach the Reliability stock owned by Federal Systems and liquidate the Reliability stock owned by Pathuri. The recoupment, attachment and liquidation of Reliability stock would further protect the Claimants. This approach should protect Reliability from fraud and other abuses at the hands of the Respondents, and it also will provide Reliability with a significant amount of Treasury stock for sale to investors.

32. The Supplemental Order Appointing Receiver states that the Receiver need not obtain the approval of the Arbitrator or Reliability before setting off, or recouping assets.[10] However, the Receiver reviewed communications from the stock transfer agent of Reliability, Equinity Shareholder Services ("EQ"), identifying an acceptable method for Reliability to recoup the stock of the Majority Shareholders. EQ stated that in order for the Majority Stockholders' stock to be transferred to Reliability, Reliability must present to EQ a Court Order that possesses the following information:

A. An order EQ to transfer the shares
B. The name(s) of shareholders
C. The number of shares for each shareholder whose shares are the subject of the transfer
D. The Recipient(s) of the shares and number of shares being awarded

33. The Receiver has prepared a proposed Order for the Arbitrator which is attached hereto. After execution of the proposed Order, the Claimants may enroll it in the Circuit Court for Montgomery County, Maryland to effectuate the recoupment of Reliability Stock from the Majority Shareholders and to establish the Deficiency Judgment.

34. The Receiver recommends that the Arbitrator find that the Reliability stock owned by Pathuri, individually, and Federal remain held in a constructive trust by Reliability until a court

[10] See p. 4 of the Supplemental Order.

of competent jurisdiction determines whether some or all of such stock may be applied to reduce the damages hereunder.

35. After the Arbitrator rules upon the Claimants' further supplemental request(s) for an additional award, the Receiver will have concluded her duties under the Awards and will abandon the remainder of the Deficiency Balance for the Claimants to collect through their own resources since the Claimants can then determine the amount of expense they are willing to incur to recover their entitlements.

Respectfully submitted,

ROSE & ASSOCIATES, LLC

Cheryl E. Rose

Cheryl E Rose, Receiver
9812 Falls Rd #114-334
Potomac, MD 20854
Office Phone: (301) 527-7789

EXHIBIT 1

UPDATED VALUATION

EXHIBIT 2

Yahoo Finance Historical Stock Prices

4936-5323-1140, v. 4

EXHIBIT 3

Reliability Inc./Vivos Award Calculations – Excel Spreadsheet

EXHIBIT 1

The McLean Group

MERGERS & ACQUISITIONS | BUSINESS VALUATIONS

May 14, 2025

Ms. Cheryl E. Rose
Receiver
9812 Falls Rd. #114-334
Potomac, MD 20854

Dear Ms. Rose:

As requested, we have performed valuation services for you in relation to your role as the Rehabilitative Receiver for Reliability, Inc. and its subsidiary, Maslow Media Group, Inc. (collectively, the "Company"). The purpose of the engagement(s) was to provide an estimate of the Fair Market Value of the Company's common stock on a per share basis as of December 31, 2023 and December 31, 2024 as part of an ongoing matter – Maslow Media Group, Inc., et al. v. Vivos Holdings, LLC, et al. The McCammon Group, Ltd., Case. No. 2021-001391. These two valuation reports are also in addition to the initial submission related to this matter, with a report as of March 11, 2022 (issued on March 13, 2022).

In addition to those standalone summary report submissions, below is a summary of the key findings and comparison of each of the reports:

- The table below summarizes the concluded Enterprise Value and Equity Value as of each valuation date, divided by the total shares outstanding to arrive at the concluded price per share. For clarification, the 3/11/2022 valuation provided a point estimate rounded to the hundred thousandths decimal place, and the 3/31/2023 and 3/31/2024 valuation provided point estimates rounded to the ten thousandths decimal place – the farther the decimal place used to the right of the decimal point, the higher the level of precision. For example, utilizing a point estimate rounded to the billionths decimal point would technically be more accurate than a point estimate rounded to the millionths decimal point.

Valuation Comparison - Reliability, Inc.			
	3/11/2022	12/31/2023	12/31/2024
Enterprise Value	$ 3,258,903	$ 1,582,778	$ 1,715,931
Plus Cash (Excess Working Capital)	27,311	822,000	1,355,048
Less Debt (Factoring)	(953,162)	(174,000)	(2,421,911)
Equity Value	$ 2,333,052	$ 2,230,778	$ 649,068
Divided by Common Shares Outstanding	300,000,000	300,000,000	300,000,000
FMV of Common Stock, per Share	$ 0.00778	$ 0.0074	$ 0.0022

- The valuation method as of each valuation date was the same – relying on an income-based approach.
- All three valuations analyzed the balance sheet as of each valuation date in order to account for the amount of cash/working capital and outstanding debt when reconciling from Enterprise Value to Equity Value. Since the Company relies on factoring accounts receivable to meet payroll obligations, fluctuations in cash/working capital and interest-bearing debt may have a material impact on the concluded Equity Value as of a specific point in time.
- The Company has realized sustained earnings before interest, tax, depreciation, and amortization ("EBITDA") losses since 2020. Therefore, the 12/31/2023 and 12/31/2024 valuation reports relied on pro forma EBITDA of $375,000 as the starting point for the capitalized cash flow analysis, as opposed to $600,000 pro forma EBITDA in the 3/11/2022 valuation report.
- The discount rate methodology was the same as of each valuation date, which captured the risk-free rate, equity and size risk premium, and company specific risk premium as of each valuation date. The only subjective cost of capital input utilized by The McLean Group was the company specific risk premium, which were 2.5%, 3.0%, and 3.0% as of the 3/11/2022, 12/31/2023, and 12/31/2024 valuation date, respectively.

Sincerely,

The McLean Valuation Services Group, LLC

The McLean Valuation Services Group, LLC

Scott Sievers, CPA/ABV
Managing Director

EXHIBIT 2

OTC Markets OTCPK - Delayed Quote • USD

Reliability Incorporated (RLBY)

Follow Compare

0.0475 0.0000 (0.00%)

As of April 7 at 4:00:00 PM EDT. Market Open.

Dec 01, 2023 - Dec 31, 2023 | Historical Prices | Daily

Currency in USD | Download

Adjusted close price adjusted for splits and dividend and/or capital gain distributions.

Date	Open	High	Low	Close	Adj Cl	
Dec 29, 2023	0.0550	0.0550	0.0550	0.0550	0.	
Dec 28, 2023	0.0550	0.0550	0.0550	0.0550	0.	
Dec 27, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	5,000
Dec 26, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 22, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 21, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 20, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 19, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 18, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 15, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 14, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 13, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 12, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 11, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 8, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	-
Dec 7, 2023	0.0558	0.0558	0.0550	0.0550	0.0550	20,250
Dec 6, 2023	0.0600	0.0600	0.0600	0.0600	0.0600	-
Dec 5, 2023	0.0600	0.0600	0.0600	0.0600	0.0600	10,000
Dec 4, 2023	0.0550	0.0550	0.0550	0.0550	0.0550	2,000
Dec 1, 2023	0.0800	0.0800	0.0800	0.0800	0.0800	-

Exhibit 2

Obligation	Award	*Interest Rate*	Days	Interest from 6/30/22 to 8/31/22	Balance on 08/31/22	*Interest Rate*	Days	Interest from 09/01/22 to 12/31/22	Balance on 12/31/22	*Interest Rate*	Days	Interest from 1/1/23 to 12/29/23	Balance on 12/29/23 (Enrollment Date)	*Interest Rate*	Days	Interest from 12/30/23 to 12/31/23	Balance on 12/31/23	*Interest Rate*	Days	Interest from 1/1/24 to 12/31/24	VREH Payment made on 9/19/2024
Note I - Total	$3,458,377	*4.50%*	62	$26,435	$3,484,315	*4.50%*	122	$52,018	$3,536,333	*4.50%*	363	$154,774	$3,691,107	*10.00%*	2	$1,895	$3,693,002	*10.00%*	365	$345,838	
Note II - Total	$835,156	*5.50%*	62	$7,802	$842,812	*5.50%*	122	$15,353	$858,165	*5.50%*	363	$45,682	$903,847	*10.00%*	2	$458	$904,305	*10.00%*	262	$59,948	($91,144)
																		10.00%	103	$23,567	VREH Bankruptcy Payment of ($91,144) cleared on 9/19/24. Payment applied to outstanding Interest. Principal balance did not change with payment of $91,144. Total accumulated Interest before 9/19/24 was $129,243, which includes $59,948 prior to 9/19/24. Ending Interest balance after 9/19/24-12/31/24 was $38,129. See explanation in Section below to calculate 12/31/24 balance.
																				$83,515	
Note III - Total	$800,448	*2.50%*	62	$3,399	$803,847	*2.50%*	122	$6,689	$810,536	*2.50%*	363	$19,902	$830,438	*10.00%*	2	$439	$830,877	*10.00%*	365	$80,045	
Maslow/Reliability - Legal Fees Award	$1,209,088				$1,209,088				$1,209,088				$1,209,088	*10.00%*	2	$663	$1,209,751	*10.00%*	365	$120,909	
Reliability Contract Damages	$1,000,000				$1,000,000				$1,000,000				$1,000,000				$1,000,000				
Total	$7,303,069			$37,636	$7,340,062			$74,060	$7,414,122			$220,358	$7,634,480			$3,455	$7,637,935				

Note II Interest Calculation 2024:	Amount	Period
	$ 7,802	Interest from 6/30/22 to 8/31/22
	$ 15,353	Interest from 09/01/22 to 12/31/22
	$ 45,682	Interest from 1/1/23 to 12/29/23
	$ 458	Interest from 12/30/23 to 12/31/23
	$ 59,948	Interest from 1/1/2024 to 09/19/2024
	$ 129,243	*Total Interest due through date of Payment by VREH Bankruptcy*
	$ (91,144)	Less: Payment from VREH Bankruptcy
	$ 38,099	Accrued Interest after VREH Payment on 9/19/2024

Note II:	
$ 835,156	Principal Award Balance
$ 38,099	Unpaid Interest through 9/19/2024
$ 23,567	Interest from 9/20/2024 to 12/31/2024
$ 896,822	Balance Due as of 12/31/2024

GUARANTY

Obligation	Award	*Interest Rate*	Days	Interest from 6/30/22 to 8/31/22	Balance on 08/31/22	*Interest Rate*	Days	Interest from 09/01/22 to 12/31/22	Balance on 12/31/22	*Interest Rate*	Days	Interest from 1/1/23 to 12/29/23	Balance on 12/29/23	*Interest Rate*	Days	Interest from 12/30/23 to 12/31/23	Balance on 12/31/23	*Interest Rate*	Days	Interest from 1/1/24 to 12/31/24	VREH Payment[1]
Maslow Guaranty by N. Doki of Note I and Fraud	$2,309,449				$2,309,449	6.00%	122	$46,316	$2,355,765	6.00%	363	$137,808	$2,493,572	10.00%	2	$1,265	$2,494,838	10.00%	365	$230,945	

Exhibit 2

Fraud Award Owed To Reliability by N. Doki, Valleru, Janumpally, Judos Trust, Igly Trust	$	4,094,743	Note I + Interest
	$	910,176	Note II + Interest
	$	1,350,204	In Attorney's Fees
	$	1,000,000.00	In Contract Fraud Damages
	$	68,931	Additional Interest on Note I due to Reliabilty per section 6 (Page 66) on the Amended Award dated 5/17/2023. Difference between 4.5% and 6%
	$	5,549	Additional Interest on Note II due to Reliabilty per section 6 (Page 66) on the Amended Award dated 5/17/2023. Difference between 5.5% and 6%
	$	7,429,603	*OWED BY MAJORITY SHAREHOLDERS WHO ARE LIABLE TO CLAIMANTS*

Award against all Respondents	$	4,094,743	Note I + Interest
	$	910,176	Note II + Interest
	$	923,861	Note III + Interest
	$	1,350,204	In Attorney's Fees
	$	1,000,000	In Contract Fraud Damages
	$	68,931	Additional Interest on Note I due to Reliabilty per section 6 (Page 66) on the Amended Award dated 5/17/2023. Difference between 4.5% and 6%
	$	5,549	Additional Interest on Note II due to Reliabilty per section 6 (Page 66) on the Amended Award dated 5/17/2023. Difference between 5.5% and 6%
	$	8,353,464	*TOTAL OWED BY ALL RESPONDENTS*

Recoupment Analysis

Total Shares of Respondents

253,292,210

Shares	Shareholder	Value at $0.0074/Share
10,138,882	Naveen Doki	$ 75,028
4,972,644	Sillvja Valleru	$ 36,798
10,330,908	Janumpally	$ 76,449
161,503,122	Judos Trust	$ 1,195,123
40,520,200	Igly Trust	$ 299,849
227,465,756		$ 1,683,247

(20,000,000)	*Less: Shares (Contract damages) 20,000,000 x $.05 = $1,000,000*
207,465,756	Shares remaining owned by Majority Shareholders liable to Claimants

$	7,429,603	Damages owed by Majority Shareholders who are Liable to Claimants
$	(1,000,000)	Recoupment of 20MM shares for contract damages at $.05 per share
$	(1,535,247)	Recoupment of stock (207,465,756 x $.0074 = $1,535,247)
		0 Shares remain of Shareholders found liable
$	4,894,356	*Deficiency balance after 227,465,756 shares applied*
		Owed by the Shareholders found liable

$	1,350,204	Attorney's Fees Due
$	(1,535,247)	Application of Shares owed by Majority Sharesholders liable to Claimants after applying Contract Damages of 20 million shares
$	(185,043)	Credit Balance available to be applied to Note II + Interest

$	910,176	Note II balance
$	(185,043)	Credit Balance of Shareholder Stock after recoupment for attorney's fees
$	5,549	Additional Interest on Note II due to Reliabilty per section 6 (Page 66) on the Amended Award dated 8/31/2022. Difference between 5.5% and 6%
$	730,682	Balance Due on Note II after recoupment of all stock

Remaining Stock	Owner	Explanation of Liquidation Value
5,164,638	Pathuri, Individually	He has no individual liability, but he pledged the predecessor of Reliability stock as collateral under a contract and may be sold. Value to Reliability/Maslow is $38,218.32 (5,164,638 x $0.0074/share)
20,661,816	Federal Systems, LLC	Janumpally is believed to own 100% of Federal. If her stock is attached, the Reliability stock owned by Janumpally may be liquidated. Value to Reliability/Maslow is $152,897.44 (20,661,816 X $0.0074/Share)
25,826,454		

Exhibit 2

Balance on 12/31/24	*Interest Rate*	Days	Interest from 1/1/25 to 2/28/25	Balance on 2/28/25
$4,038,840	*10.00%*	59	$55,903	$4,094,743
$896,676	*10.00%*	59	$13,500	$910,176
$910,922	*10.00%*	59	$12,939	$923,861
$1,330,660	*10.00%*	59	$19,544	$1,350,204
$1,000,000				$1,000,000
$8,177,098			$101,886	$8,278,984

Balance on 12/31/24	*Interest Rate*	Days	Interest from 1/1/25 to 2/28/25	Balance on 2/28/25
$2,725,783	10.00%	59	$37,331	$2,763,113

Exhibit 2